Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 10-K of our reports dated October 21, 2008, on our audits of the financial statements of Blink Couture, Inc. as of July 31, 2008 and for the year ended July 31, 2008.

/s/ Paritz & Co.

Hackensack, New Jersey
October 21, 2008